Exhibit 6

December 1, 2016

Mr. Leilei Wang
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, 100044, China
Attention: Mr. Leilei Wang

Right Advance Management Ltd.
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, 100044, China
Attention: Mr. Leilei Wang

Chiming Bells International Limited
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, 100044, China
Attention: Mr. Leilei Wang

IDG-Accel China Growth Fund II L.P.
c/o IDG VC Management Ltd.
Unit 5505, The Center
99 Queen’s Road
Central, Hong Kong
Attention: Yi Liu

IDG-Accel China Investors II L.P.
c/o IDG VC Management Ltd.
Unit 5505, The Center
99 Queen’s Road
Central, Hong Kong
Attention: Yi Liu

Ladies and Gentlemen:

Reference is made to the Consortium Agreement (the “Consortium Agreement”), dated as of February 5, 2016, by and among each of you and the Adherence Agreement, dated as of February 17, 2016, by and among each of you and the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them under the Consortium Agreement.

By delivering this written notice, the undersigned hereby ceases its participation in the Transaction and withdraws from the Consortium pursuant to Section 5.1 of the Consortium Agreement effective as of the date hereof.

[Signature Page Follows]

Sincerely, 上海宏流资产管理中心(有限合伙) (SHANGHAI TREND ASSET MANAGEMENT CENTER (LIMITED PARTNERSHIP))

By:	/s/ Shiqiong Hu
Name: Shiqiong Hu
Title: Executive Partner

[Signature Page to Withdrawal Notice]